Exhibit 99.1
                                  ------------


COMMODORE


                                                                    NEWS RELEASE


For release:  Immediate
Contact: James M. DeAngelis - (212) 308-5800


Commodore Applied Technologies, Inc.
             o Advanced Sciences wins 4 year contract with Bechtel Jacobs
             o $12 million + over contract period in Oak Ridge, TN


NEW YORK, NY - September 2, 2004 - Commodore Applied Technologies,  Inc. (OTCBB:
CXII), today announced that its wholly owned engineering services subsidiary, Commodore Advanced Sciences, Inc. (CASI), has been awarded an environmental sampling and data integration contract by Bechtel Jacobs Company LLC of Oak Ridge, TN. CASI is the lead small business member of the Commodore Advanced Sciences Team (CAST), which also includes team members Science Applications International, Inc. (SAIC), and RCS Corporation (RCS).

The Environmental Data Acquisition and Management (eDAM) contract awarded to CAST is valued at over $12 million for the base and option periods September 2004-2008. The eDAM contract scope of work includes three major components: execution of environmental sampling, sample management, and environmental information management. Sampling includes collecting soil, groundwater, surface water, air, sediment, biological, waste characterization, and building D&D samples in support of site closures and CERCLA, RCRA, NPDES, and TSCA compliance at all three U. S. Department of Energy (DOE) Oak Ridge sites: ETTP, ORNL, and Y-12. Sample Management includes packaging and shipping samples to analytical laboratories subcontracted to CASI and verifying/validating data received from subcontracted laboratories to provide continuous evaluation of laboratory performance.

                                     -more-

                                                  CXII Reports CASI Contract Win
                                                               September 2, 2004
                                                                          Page 2



Environmental   Information  Management  includes  management,   reporting,  and
archival of all data obtained by this program and other Bechtel Jacobs Company subcontractors, using three existing databases on an Oracle platform.

Shelby Brewer, Commodore's Chairman and CEO said: "We are pleased to support Bechtel Jacobs in its role as DOE's environmental management contractor. We have a strong integrated team with SAIC and RCS. Transition from the incumbent contractor to the Commodore team will begin as quickly as possible." Brewer continued: "Commodore Applied Technologies, Inc. has two business thrusts --- engineering services, and the applications of its patented technologies, such as Solvated Electron Technology - SET(TM). The engineering services part of our portfolio is managed by our subsidiary Commodore Advanced Sciences. This award from Bechtel Jacobs means a great deal to our company in that it will stabilize the engineering services part of our portfolio and provide a platform for growth."

Mack Jones, President of Commodore Advanced Sciences, noted that this contract will significantly increase the size of its Oak Ridge office, which was opened over twenty five years ago to support the U. S. Department of Energy's (DOE) management of legacy waste issues related to the country's national defense programs. "The Environmental Data Acquisitions and Management work scope is an example of many such issues that must be handled meticulously, producing high integrity data, safely and efficiently," said Jones. "The CAST is the very best combined team of skilled and experienced professionals to perform this work scope," he continued.

Bechtel Jacobs Company has been the environmental management contractor for DOE's Oak Ridge Operations since 1998, employing about 1,000 workers in Oak Ridge, TN, Paducah, KY, and Portsmouth OH. Bechtel Jacobs oversees a number of subcontractors who assist in performing the cleanup work at these locations.


                                     -more-

                                                  CXII Reports CASI Contract Win
                                                               September 2, 2004
                                                                          Page 3



Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.

This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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